Exhibit 5.1

[Sheppard, Mullin, Richter & Hampton LLP Letterhead]

February 22, 2010

ASIA GREEN AGRICULTURE CORPORATION
Shuinan Industrial Area, Songxi County
Fujian Province 353500, China

Re: Registration Statement on Form S-1 (File No. 333-169486)

Ladies and Gentlemen:

We have acted as special counsel to Asia Green Agriculture Corporation, formerly know as SMSA Palestine Acquisition Corp., a Nevada corporation (the "Company"), in connection with the preparation of a Registration Statement on Form S-1 (File No. 333-169486) (the "Registration Statement"). The Registration Statement covers the resale by of up to an aggregate of 6,357,269 shares of the Company's common stock (the "Shares"), together with an additional 1,309,103 shares of common stock (the "Warrant Shares") issuable upon the exercise of outstanding warrants (the "Warrants"). All of the Shares are issued and outstanding and may be offered for sale for the benefit of the selling shareholders named in the Registration Statement. We understand the Shares and (once exercised) the Warrant Shares are to be sold from time to time in the over-the-counter market at prevailing prices or as otherwise described in the Registration Statement.

This opinion is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated by the Securities and Exchange Commission.

In connection with this opinion, we have reviewed the Company's charter documents, certificates of government officials, and such other documents, records, certificates, memoranda and other instruments as we deem necessary as a basis for this opinion. With respect to the foregoing documents, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as certified or reproduced copies. We have obtained from the officers of the Company certificates as to certain factual matters and, insofar as this opinion is based on matters of fact, we have relied on such certificates without independent investigation.

Based on the foregoing review, and in reliance thereon, we are of the opinion that:

1. The Shares have been duly authorized, legally issued, and are fully paid and non-assessable.

2. The Warrant Shares upon issuance, payment therefor and delivery in accordance with the terms of the Warrants, will be dully authorized, legally issued, fully paid and non-assessable.

Asia Green Agriculture Corporation
February 22, 2010

The foregoing opinion is limited to Chapter 78 of the Nevada Revised Statutes, the applicable provisions of the Constitution of the State of Nevada, and reported decisions of the Nevada courts interpreting such laws and Constitution, and we are expressing no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us under the heading "Legal Matters" in the Registration Statement. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations of the Securities and Exchange Commission thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

 This opinion letter is rendered as of the date first written above and we disclaim any obligation to advise you of facts, circumstances, events or developments which hereafter may be brought to our attention and which may alter, affect or modify the opinion expressed herein. Our opinion is expressly limited to the matters set forth above and we render no opinion, whether by implication or otherwise, as to any other matters relating to the Company, the Shares, the Warrant Shares or any other agreements or transactions that may be related thereto or contemplated thereby. We are expressing no opinion as to any obligations that parties other than the Company may have under or in respect of the Shares, or as to the effect that their performance of such obligations may have upon any of the matters referred to above.

Respectfully submitted,
Sheppard Mullin Richter & Hampton LLP